Independent AUDITORS' Consent

We consent to the incorporation by reference in the Registration Statement of Big Dog Holdings, Inc. and subsidiaries (the "Company") on Form S-8 of our report dated March 16, 2001, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

Los Angeles, California
March 29, 2001